Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 18, 2024, with respect to the consolidated financial statements of Hawthorn Bancshares, Inc., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.
/s/ KPMG, LLP
St. Louis, Missouri
June 24, 2025